Exhibit 10.14.2 Amendment Agreement Nov24 2006 (Playsafe Holding Ltd.)

AMENDMENT AGREEMENT

THIS AMENDING AGREEMENT made as of the 23rd day of November, 2006.

BETWEEN:

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC., a company incorporated under the laws of British Columbia, with an office at 1255 West Pender Street, Vancouver, British Columbia,

(the “Vendor”);

AND

PLAYSAFE HOLDING LTD., a company incorporated under the laws of British Virgin Islands with its registered office at Palm Grove House, Road Town, Tortola, British Virgin Islands,

(the “Purchaser”).

WHEREAS:

A.

The parties have entered into an agreement dated for reference October 20, 2006 (the “Asset Purchase Agreement”) pursuant to which the Vendor agreed to sell, and the Purchaser agreed to purchase, the Assets and the Business (as defined in the Asset Purchase Agreement);

B.

The Purchaser and the Vendor have agreed to amend the Closing Date from November 17, 2006 to November 24, 2006; and

C.

The Purchaser and the Vendor have agreed to amend the Purchase Price of the Assets on the condition that the closing takes place on November 24, 2006.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained, the parties hereto do covenant and agree as follows:

1.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                The following amendments shall be made to the Asset Purchase Agreement:

(a)

In section 1.1 of the Asset Purchase Agreement, the date “November 17, 2006” in the definition of “Closing Date” shall be changed to “November 24, 2006”.

(b)

In section 1.1 of the Asset Purchase Agreement, the following definitions shall be added:

““Apartment Leases” means all apartment leases and rent allowance obligations of Action Costa Rica as at the date of Closing;

“Asian Based Operators” means gaming companies that are located worldwide whose primary business operations are targeted toward the Asian markets;

“Kahnawake Bandwidth Costs Fee” means the ongoing monthly bandwidth and hosting costs of approximately US$20,000 per month paid by Action Antigua.”

(c)

Section 2.2 Purchase Price of the Asset Purchase Agreement shall be deleted in its entirety and replaced with the following:

“2.2 Purchase Price

The Purchase Price for the Assets is $2,600,000, payable by the Purchaser on the terms and conditions set out in Section 2.5, as adjusted pursuant to Section 2.4.”

(d)

Section 2.4 Adjustment to the Purchase Price on Closing of the Asset Purchase Agreement shall be deleted in its entirety and replaced with the following:

“2.4 Adjustment to the Purchase Price on Closing

On the Closing Date, the Vendor and the Purchaser shall jointly calculate the adjustment to the Purchase Price by making the following additions or deductions to the base amount of $2,600,000:

(a)

by deducting $250,000, if the Closing does not occur on November 24, 2006, for any reason other than as a result of the Purchaser’s failure to fulfill any of its obligations under this Agreement;

(b)

by deducting the amount of Player Funds, (which will be agreed to by the Purchaser and the Vendor on the Closing Date using the list supplied by the Vendor) which the Purchaser shall be responsible to pay out to the players;

(c)

by adding the amount of the Rolling Reserve, (which will be agreed to by the Purchaser and the Vendor on the Closing Date using the information supplied by the Vendor);

(d)

by adding the RBS Security Deposit and any other security deposit lodged with any other payment processors;

(e)

by adding $25,000 deposited by Action Antigua with Firepay as a reserve;

(f)

by adding $5,000 deposited by Action Antigua with Neteller as a reserve;

(g)

by adding any amounts that are on deposit for the account of Action UK in any of its bank accounts on the Closing Date;

(h)

by adding any amounts that are on deposit for the account of Action Costa Rica in any of its bank accounts on the Closing Date;

(i)

by deducting US$371,250, representing the amounts that will be due to winners of the US$500,000 Free Roll Winners Final Televised Table in London, which the Purchaser shall be responsible to pay out to the winners;

(j)

by deducting the amount representing the Vendor’s pro rata portion of the outstanding expenses pertaining to Action Costa Rica (which amount will be agreed to by the Purchaser and the Vendor on the Closing Date using the list supplied by the Vendor setting out the monthly expenses, deposits held by third parties and funds on deposit), and which total outstanding expenses (the “Outstanding Expenses”) shall be assumed by the Purchaser;

(k)

by adding the amount representing the Purchaser’s pro rata portion of the prepaid expenses and fees paid by the Vendor pertaining to Action Antigua and Action UK (which amount will be agreed to by the Purchaser and the Vendor on the Closing Date using the list supplied by the Vendor);

(l)

by deducting the amount representing the Vendor’s pro rata portion of the Kahnawake Bandwidth Costs Fee for November 2006 to be paid by the Purchaser; and

(m)

by making such other additional adjustments as the parties may agree.”

(a)

Section 2.7 Purchaser only Assuming Specified Liabilities of the Asset Purchase Agreement shall be deleted in its entirety and replaced with the following:

“2.7

Purchaser only Assuming Specified Liabilities

The parties acknowledge the Purchaser is not purchasing any liabilities of the Business or liabilities or obligations generated by the Business or the Assets other than as specifically agreed to in this Agreement by the Purchaser.  The Vendor will be responsible for the liabilities of the Business and the liabilities and obligations generated by the Business and the Assets, to the extent such liabilities and obligations are not specifically purchased or assumed by the Purchaser.  The Purchaser will assume all responsibility and liability for paying out the Player Funds on the Closing.  The Purchaser will pay out all winners for the US$500,000 Free Roll Winners Final Televised Table in London.  The Purchaser will assume all responsibility and liability for paying the Outstanding Expenses.  The Purchaser will assume all responsibility and liability for the Apartment Leases and the Kahnawake Bandwidth Costs Fee.  The Vendor will pay or, if paid by the Purchaser, reimburse the Purchaser, for all liabilities and obligations generated by the Business or the Assets, to the extent such liabilities and obligations are not specifically purchased or assumed by the Purchaser pursuant to this Agreement. The Purchaser will pay or, if paid by the Vendor, reimburse the Vendor, for all liabilities and obligations generated by the Business or the Assets, to the extent such liabilities and obligations are specifically purchased or assumed by the Purchaser pursuant to this Agreement.”

(b)

In Part 5 of the Asset Purchase Agreement, the following paragraph shall be added as section 5.2.3:

“The Purchaser acknowledges and agrees that the Vendor is owed the sum of $48,475.57 (the “Vietbet Payment”) by Data Business Group (“Vietbet”), who operates the website “Vietbet.com”, and that after the Closing, the Purchaser will be entitled to receive the Vietbet Payment.  In addition to the Purchase Price, the Purchaser agrees to pay to the Vendor the amount of the Vietbet Payment on the Closing Date, less any amounts recovered by the Vendor from Vietbet on or before the Closing Date.  The Vendor shall provide to the Purchaser prior to Closing all supporting documentation it has in its possession evidencing the Vietbet Payment.”

(c)

In Part 8 of the Asset Purchase Agreement, section 8.3 shall be deleted in its entirety and replaced with the following:

“8.3  The Purchaser’s Closing Documents

At the Closing, the Purchaser will deliver the following to the Vendor:

(a)

the payment of the balance of the Purchase Price contemplated by subsection 2.4;

(b)

the payment of the Vietbet Payment less any amounts recovered by the Vendor from Vietbet on or before the Closing Date as contemplated in subsection 5.2.3;

(c)

the execution and delivery of this Agreement and all documents required to be executed by the Purchaser pursuant to this Agreement;

(d)

a certificate dated the Closing Date of an authorized officer of the Purchaser certifying that, to the best of the officer’s knowledge, all covenants and agreements to be observed or performed by the Purchaser on or before the Closing pursuant to the terms of this Agreement have been duly observed and performed in all material respects, with particulars of any applicable exceptions;

(e)

an assumption by the Purchaser of the Vendor’s obligations under the Material Contracts being assigned to the Purchaser, if applicable, executed by the Purchaser;

(f)

any other documents reasonably required by the Vendor to effect the transactions contemplated by this Agreement.

(a)

In Part 11 of the Asset Purchase Agreement, by changing the reference to November 17th, 2006 in subsection 11.1(d) to November 24th, 2006;

(b)

In Part 10 of the Asset Purchase Agreement, a new subsection (c) will be added to section 10.1 and which will read as follows:

“(c) For a period of six (6) months after the Closing, the Purchaser will not, directly or indirectly, license, sell or use its Undivided Interest in the Software with any Asian Based Operators.”

(c)

In Schedule 2 of the Asset Purchase Agreement ID#80 (Site Name DAODD) shall be deleted; and

(d)

Page 56 of the Asset Purchase Agreement shall be replaced with the Page 56 attached hereto as Schedule “A”.

2. The Purchaser acknowledges and agrees that it has waived the time limitation set out in section 5.1(c) of the Asset Purchase Agreement and acknowledges that it has received the list of contracts described in section 5.1(c).

3. The Purchaser hereby acknowledges that APG Enterprises Inc. has unconditionally and irrevocably assigned all its rights, titles, interests and obligations arising under the software license agreement with:

(a)

Chemvie Asia Pacific Pty Ltd. and Bhutan Pacific Internet Solutions S.A. dated September 27, 2006 to MT Ventures Inc. effective as of November 22, 2006; and

(b)

Daodd Administration dated September 21, 2005 to MT Ventures Inc. effective as of November 23, 2006.

4. Other than as provided for herein, the Asset Purchase Agreement shall remain in full force and effect.

5. The parties agree that the amendments set out in paragraph 1 hereof are retroactive and are deemed to have been included in the Asset Purchase Agreement and to have been in effect as at October 20, 2006.

6. This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement and such parts if more than one shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement and notwithstanding the actual date of execution, this Agreement shall be deemed to be effective as of October 20, 2006.

IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto as of the date first above written.

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.
Per:
Name:
Title:
I/We have the authority to bind the corporation
PLAYSAFE HOLDING LTD.
Per:
Name:
Title:
I/We have the authority to bind the corporation